FORM OF MANUFACTURING AGREEMENT

This Manufacturing Agreement (the “Agreement”) is made this 12th day of July, 2005, by and between CMC REFRIGERATION, INC., an Illinois corporation and wholly-owned subsidiary of Courtesy Manufacturing, Inc., an Illinois corporation (“Manufacturer”), and ULTRA PURE TECHNOLOGIES, INC., a Florida corporation (“Company”).

RECITALS

A. Company is in the business of designing, manufacturing, selling, leasing, marketing, installing and maintaining on-site ice making machines designed to make, package and store ice at the point of purchase (the “Equipment”).

B. Company desires to engage Manufacturer to manufacture and supply, directly or through its subcontractors, on an exclusive basis the (a) merchandiser; (b) bagger and fill module; and (c) compatible storage merchandiser.

C. There exist certain designs, plans, specifications, trademarks and other proprietary rights, including patent number ____________ registered with the United States Patent and Trademark Office described on Exhibit A attached hereto (collectively, the “Intellectual Property”) with respect to the Equipment.

THEREFORE, in consideration of the foregoing recitals and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    APPOINTMENT AS EXCLUSIVE MANUFACTURER AND SUPPLIER

Company hereby appoints Manufacturer to manufacture and supply to Company, directly or through its sub-contractors: (a) the merchandiser; (b) the bagger and fill; and (c) the compatible storage merchandiser (collectively, the “Product”). Manufacturer hereby accepts such appointment. In addition to the other requirements of this Agreement, this exclusive appointment is subject to the following provisions:

(i) Manufacturer’s exclusive engagement to manufacture and supply the ice freezing and bagging Equipment shall be for a term of eight (8) years;

(ii) Manufacturer’s exclusive engagement to manufacture and supply the merchandising Equipment shall be for a period of fifteen (15) years;

(iii) Manufacturer will be the exclusive manufacturer and supplier of all of the Equipment set forth in clauses (i) and (ii) above during the applicable exclusivity period; and

(iv) Company hereby grants to Manufacturer the exclusive right to supply to Company repair/replacement parts for the Equipment for a period of eight (8) years from the commencement of the Agreement.

The parties agree that the exclusive appointment is qualified as follows:

In the event that Manufacturer is unable to supply the Company with quantities of Product required by Company after having been given a reasonable lead time, Company shall be entitled to seek such Product from third party manufacturers; provided, however, in such circumstance, Manufacturer shall be entitled to manufacture and supply, and Company shall purchase from Manufacturer, the quantities of Product which it is able to produce; further, provided that, as soon as Manufacturer is capable of producing such quantities of Product as are required by the Company, such exclusivity shall be restored.

2.    TERM. The term of Manufacturer’s appointment as the exclusive manufacturer of the Product commences as of the date hereof and terminates as to each module in accordance with Section 1(i) and (ii). The term of this Agreement commences as of the date hereof and terminates as of the fifteenth anniversary hereof.

3.    PRODUCT SPECIFICATIONS. During the Term, Manufacturer shall manufacture the Product for Company in accordance with the material specifications set forth on the attached Exhibit B (collectively, the “Specifications”). Company shall have the right to modify the Specifications upon sixty (60) days prior written notice to Manufacturer, provided, however, that the Pricing of the Product shall thereupon be subject to adjustment by mutual agreement of the parties in order to reflect any resulting increases or decreases in Manufacturer’s manufacturing costs for the Product.

4.    PRICING. During the term of this Agreement, the price for Manufacturer’s performance of all services hereunder, including, without limitation, the manufacture, labeling, packaging and arranging shipment of Product, shall be as set forth below, FOB the Manufacturer’s plant or the plant of its subcontractors and placed into the custody of carriers pursuant to Company’s written directions. Manufacturer shall invoice Company for Product on the date Product is shipped from the facility of Manufacturer or its subcontractor’s. Terms of payment shall be net seven (7) days from the date of shipment.

UNITS	Unit Price	Lead time

Notes:

1.	Lead times assume no more than three (3) days to approve prototypes for production
2.	Lead time counter starts after final drawings and purchase order are received.

Prices will be fixed for three years for the unit quoted, except for pass-through of component and material price increases; the first year will have no pass-through of cost increases. For later years, the parties agree to negotiate such price increases as are reasonable and mutually acceptable to both parties, using the original pricing as a reference. For models yet to be quoted, the parties agree to negotiate such initial prices and price increases, as may be warranted, that are reasonable and mutually acceptable to both parties, using the original pricing as a reference.

5.    SCHEDULING; DELIVERY.

(a) During the term of this Agreement, Company shall deliver to Manufacturer written purchase orders for Product and estimates of Company’s future requirements. Such purchase orders shall set forth the delivery points and scheduled delivery dates for Product. Notwithstanding anything else in this Agreement, after the ramp up set forth in Section 4 hereof, Company will provide Manufacturer with a schedule of units of Product on a rolling twelve-month basis in accordance with the following.

Week(s)	Item(s)

(b) All sales of Product are subject to Manufacturer’s Standard Terms and Conditions of Sale attached hereto as Exhibit C; provided, that in the event of any inconsistency between such terms and conditions and this Agreement, this Agreement shall govern. In the event of any inconsistency between the terms of Company’s purchase order and this Agreement (including Manufacturer’s Standard Terms and Conditions of Sale), the Agreement shall govern.

(c) Manufacturer shall arrange the shipment of Product pursuant to Company’s purchase orders. Manufacturer shall promptly advise Company if shipment cannot be made within the agreed times as stated in the purchase order.

(d) Title and risk of loss for Product shall pass to Company upon leaving the facility of Manufacturer or its subcontractors.

6.    INTELLECTUAL PROPERTY.

(a) License. Company grants to Manufacturer and its subcontractors an exclusive, royalty-free license, to the Intellectual Property to manufacture, label and package Product for the benefit of Company which license shall be exclusive to the Manufacturer for the exclusivity periods set forth in Section 1(i) and (ii) of this Agreement. Notwithstanding the above, Company shall retain all ownership rights, title and interest in and to the Intellectual Property. Except as expressly provided herein, no other license, express or implied, to the Intellectual Property, is granted hereunder.

(b) Logos. The parties agree that the merchandiser and the compatible storage merchandiser will each carry a logo identifying it as a product from CMC Refrigeration and ICEX.

7.    MANUFACTURER’S DUTIES.

Manufacturer hereby represents and warrants that it shall:

(a) manufacture all Product in accordance with the Specifications (all other warranties being disclaimed, including warranties as to fitness for a particular purpose and merchantability) as set forth in Manufacturer’s Standard Terms and Conditions of Sale;

(b) buy, as needed, parts from suppliers to manufacture the Product;

(c) manage the supply chain to accomplish (a) and (b) above; and

(d) provide for the UL certification of the merchandiser and compatible storage merchandiser modules at Company’s cost which shall be paid to Manufacturer as invoiced.

8.    COMPANY’S DUTIES.

(a) Company agrees to design and provide Manufacturer with the Specifications;

(b) Company agrees to sell, market, install, and maintain the Product and the Equipment and will resupply the bags for the same;

(c) Company shall be responsible for compliance of the Product with all federal, state, local and international laws and regulations pertaining to the Product, including, but not limited to, health laws;

(d) Company will be responsible for (i) the Specifications; (ii) providing warnings and instructions, including material safety sheets, in connection with the sale of the Product and the Equipment, to its customers; (iii) warranties and guarantees provided by the Company in connection with the sale of the Product and the Equipment to its customers; and (iv) advertising and representations by Company in connection with its marketing and sale of the Product and Equipment.

(e) Company agrees that it will not buy from Courtesy’s suppliers for eight (8) years.

9.    DISTRIBUTORSHIP. Company hereby appoints Manufacturer as its exclusive distributor of the auxiliary compatible storage modules (and all models thereof) for fifteen (15) years from the commencement hereof.

10.    INSURANCE. Each party shall obtain and keep in full force and effect, at its sole cost and expense, general comprehensive liability insurance, including, without limitation, workers’ compensation in an amount not less than the statutory amount.

11.    CONFIDENTIALITY AND NONDISCLOSURE AGREEMENT. The parties agree to enter into a Confidentiality and Noncompetition Agreement in the form attached hereto as Exhibit D.

12.    QUALITY CONTROL. Manufacturer or its subcontractors shall perform such quality control tests during and after the manufacture of Product as it deems necessary to determine compliance with the Specifications.

13.    INDEMNIFICATION. Each party shall indemnify and hold the other party, its directors, shareholders, employees and agents harmless from and against any and all claims, demands, causes of action, damages, liabilities, fines, expenses and costs, including the other party’s reasonable attorneys’ fees and costs (collectively, “Damages”) arising from or relating to the material breach of its obligations under this Agreement. This indemnification shall survive the termination of the Term.

In addition, Company shall indemnify Manufacturer, its directors, shareholders, employees and agents for Damages arising from or relating to any infringement or alleged infringement of the industrial and intellectual property rights of others arising from Company’s plans, Intellectual Property, Specifications, trademarks and brand names, or the production of Product..

14.    TERMINATION. Notwithstanding the Term set forth in Section 2 above, the Term shall be subject to earlier termination as follows:

(a) Each party shall have the right to terminate the Term in the event of a material breach of this Agreement by the other party which remains uncured for a period of sixty (60) days following written notice thereof to the party in breach.

(b) Each party shall have the right to terminate the Term upon written notice to the other party in the event of the commencement of proceedings by or against that party in bankruptcy, or under an insolvency law, or for a reorganization, receivership, dissolution or liquidation; or an assignment by that party for the benefit of its creditors; or that party’s admitted insolvency.

15.    DEFAULT REMEDIES. In the event of any default by the Company, which is not cured by Company within sixty (60) days following written notice thereof to Company, in addition to any other remedies permitted at law, Manufacturer shall be entitled to sell Product for Manufacturer’s own account and the license granted by Section 6(a) to this Agreement shall be extended to entitle Manufacturer and its subcontractors to manufacture, label, package and sell Product for the benefit of Manufacturer.

16.    FORCE MAJEURE. Neither party shall be liable or responsible to the other party for any delay in or failure of performance of its obligations under this Agreement to the extent such delay or failure is attributable to any cause beyond its reasonable control, including, without limitation, a labor dispute; industry disturbance, fires, unusually severe weather conditions, earthquakes, floods, declared or undeclared war, epidemics, computer malfunctions, civil unrest, riots, delay in transportation, governmental, regulatory or legal action, act of God; provided, however, that the party affected thereby gives the other party prompt written notice of the occurrence of any event which is likely to cause any delay or failure and sets forth its best estimate of the length of any delay and any possibility that it shall be unable to resume performance; provided, further, that said affected party shall use all reasonable efforts to expeditiously overcome the effects of that event and resume performance.

17.    NOTICES. Except as otherwise provided herein, all notices and other communications required or permitted to be given hereunder shall be in writing, shall be effective when received and shall be delivered personally, by courier service, by facsimile transmission, or by first-class mail, addressed as follows:

In the case of Manufacturer, to:

CMC Refrigeration, Inc.
1300 Pratt Boulevard
Elk Grove Village, IL 60007
Attention: Guy Lombardo, President
Fax: (847) 437-7526

With a copy to:

Meltzer, Purtill & Stelle LLC
1515 E. Woodfield Road, Second Floor
Schaumburg, IL 60173
Attention: Roger T. Stelle
Fax: (847) 330-1231

If to Company:

Ultra Pure Technologies, Inc.
310 East Gloria Switch Road
P.O. Box 91105
Lafayette, Louisiana 70507
Attention: Daniel D. LeBlanc
Fax: (337) 233-7417

With a copy to:

Stephen Hawley Myers, L.C.C.
P. O. Box 51222
Lafayette, Louisiana 70505-1222
Attention: Stephen H. Myers
Fax: (337) 266-2258

Either party may change the information to which such communications are to be directed by giving written notice to the other party in the manner provided above.

18.    GOVERNING LAW. This Agreement and the rights, obligations and remedies of the parties hereunder shall be governed and construed pursuant to the laws of the State of Illinois, without regard to its conflicts of laws provisions.

19.    JURISDICTION AND VENUE. Company irrevocably submits and agrees to the jurisdiction of the state and federal courts of the state of Illinois in any action, suit or proceeding related to, or in connection with, the Agreement and, to the extent permitted by applicable law, Company waives and agrees not to assert as a defense in any such action, suit or proceeding any claim (i) that Company is not personally subject to the jurisdiction of the state and federal courts of Illinois; (ii) that the venue of the action, suit or proceeding is improper; (iii) that the action, suit or proceeding is brought in an inconvenient forum; or (iv) that the subject matter of the Agreement may not be enforced in or by the state or federal courts of the state of Illinois. Without prejudice to any other mode of service, Company consents to service of process relating to any such proceedings by personal or prepaid mailing (air mail if international) in registered or certified form a copy of the process to the Company at the address set forth in Section 16 to the Agreement.

20.   GENERAL.

(a) The relationship of the parties hereunder shall be that of independent contractors, and neither party shall be an agent of the other.

(b) This Agreement may be amended only by a written instrument signed by the parties hereto.

(c) This Agreement and the exhibits and schedules attached hereto set forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior oral and written agreements, arrangements and understandings relating to the subject matter hereof.

(d) The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right of a party at a later time to enforce the same. No waiver by either party of any condition or breach of any term contained in this Agreement in any one or more circumstances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of any other breach.

(e) This Agreement shall not be assignable by either party without the prior written consent of the other party; provided that Manufacturer may assign this Agreement to any party which it controls, is controlled by or under which it is commonly controlled and to any purchase of substantially all its assets or any successor by merger or purchase of stock.

(f) The section, paragraph, article, exhibit and schedule headings in this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement.

(g) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signature of a party transmitted by facsimile shall constitute an original for all purposes.

(h) Except as required by law or as the parties agree in connection with ongoing due diligence, the specifics of this Agreement will be kept confidential. To the extent that specific disclosures become legally required, each party, as the case may be, shall be notified promptly before the required disclosure is made. The existence of this Agreement may be disclosed in a press release at any time. Specific disclosures of the terms and conditions of this Agreement can only be disclosed upon the mutual agreement, in writing, by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ULTRA PURE TECHNOLOGIES, INC.	CMC REFRIGERATION, INC.

/s/ Daniel D. LeBlanc	/s/ Guy Lombardo
Daniel D. LeBlanc,	Guy Lombardo, President
President and Chief Executive Officer

EXHIBIT A

Intellectual Property

[to be inserted]

EXHIBIT B

Specifications

[to be inserted]

EXHIBIT C

Standard Terms and Conditions of Sale

1. Terms of Sale. These Standard Terms and Conditions of Sale (“Terms”) govern all sales of product (the “Product”) by Seller to Buyer regardless of whether Buyer purchases the Product through the medium of written purchase orders or electronic orders via EDI (collectively, “Purchase Orders”). In no event shall transactions be subject to any affirmation of fact or promise which relates to the application, performance, or description of the bids, unless such affirmation or promises are in writing and signed by one of Seller’s authorized executives, or is confirmed by Seller’s written acknowledgment. Any terms, whether in a Purchase Order or other Buyer’s documents, irrespective of their materiality, which are either different from or additional to the Terms as set forth above are objected to and excluded unless expressly agreed in Seller’s acknowledgment. Acceptance of goods shipped shall constitute assent to Seller’s Terms.

2. Price. The price of the Product, as set forth in the Purchase Order, does not include sales, use, excise or any other taxes or assessments levied by any federal, state, municipal or other governmental authority, unless Seller expressly agrees otherwise.

3. Payment. Payments must be made to Seller in U.S. dollars within seven (7) days of Buyer’s shipment of the Product or invoice, whichever is sooner as directed by remittance address on Seller’s invoice. Payments not received when due must bear interest at the lower of 12 percent per annum or the maximum rate allowed by applicable law. Buyer further agrees to pay Seller all costs of collection of all amounts due and unpaid after thirty (30) days, including court costs and reasonable attorneys’ fees incurred in pursuing any such collection matter. Seller reserves the right to limit or cancel the credit of Buyer, and Seller may require or demand payment or adequate assurances of performance from Buyer prior to taking any preparatory steps for performing or beginning the manufacture of the Product.

4. Specifications. Seller must manufacture the Product in substantial conformity with the drawings, data, instructions, samples and specifications, if any, that are provided by Buyer in a timely fashion. All product and product-related specifications are subject to applicable freight classification, Seller’s customary manufacturing processes and industry courses of dealing and usages of trade. Any change in specifications can be made only at Buyer’s written direction and expense and approved, in writing, by Seller.

5. Packaging. Seller will endeavor to comply with Buyer’s packaging specifications, if any, including without limitation, unitizing, palletizing, boxing, and bundling, but Seller reserves the right to substitute any other methods of packaging that is reasonably comparable to the specifications furnished by Buyer, both with respect to costs and to the risk to which the Product is subject.

6. Shipment. Seller must deliver the Product FOB Seller’s facility or the facility of its subcontractors. Buyer must pay all transportation costs of the Product. Seller may make partial shipments at Seller’s sole discretion. Seller must endeavor to meet the shipping date specified by Buyer. If Seller is unable to meet that date, Buyer has no claim for damages resulting from any such delay in delivery. Deliveries promised are based upon our best judgment but are necessarily contingent upon receipt of raw material, other causes beyond our control and upon prior sale of material or available capacity. In ordering, Buyer should state explicitly the method of shipment preferred. In the absence of shipping directions, Seller will use discretion forwarding by express or parcel post when packages are small and therefor liable to be lost in transit by freight. Seller assumes no responsibility for placing valuations upon shipment unless specifically requested to do so by Buyer, nor is any responsibility assumed for loss or damage in transit. Unless specifically stated in Seller’s quotation, prices quoted include shipping containers or packaging. In other cases, Seller will, at the Buyer’s request, use their shipping boxes or containers or saleable purchase containers at lowest price possible and add such cost to price quoted, and these containers are not returnable unless agreed upon in writing.

7. Title and Risk of Loss. Title to the Product passes to Buyer when the Product are fully paid. Seller is not responsible for damage or loss in transit. All risk of loss to the Product passes to Buyer as the Product is loaded onto the carrier. Buyer must obtain adequate insurance to cover the Product from the time risk of loss has passed from Seller.

8. Warranty. Seller warrants that the Product will meet the specifications. SELLER DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND (WHETHER ARISING BY IMPLICATION OR BY OPERATION OF LAW) WITH RESPECT TO THE PRODUCT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OR REPRESENTATIONS AS TO MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, COURSE OF DEALING, USAGE OF TRADE OR ANY OTHER MATTER.

9. Conditions of Applicability of Warranty. Seller’s warranty of any Product is of no effect if (i) the Product is not stored or handled appropriately, (ii) the defect of the Product resulted from damages occurring after delivery of the Product, (iii) the defect of the Product has not been reported to Seller within ninety days after delivery, or (iv) the defect should have been discovered by Buyer in Buyer’s inspection and it is not reported within twelve days after the Product’s arrival at the destination.

10. Defective Product. Buyer shall individually inspect all product delivered hereunder. If a Product does not conform to the warranty in Section 8 and the warranty is not excluded by Section 9, then Buyer must promptly notify Seller. Upon receipt of a claims report, Seller must either ask Buyer for a sample of the defective Product or schedule an inspection of the defective Product. If Seller determines that the Product does not comply with the warranty provided in Section 8, then Seller must repair or replace the defective part of the Product at no cost to Buyer. THIS STATES BUYER’S EXCLUSIVE REMEDY AGAINST SELLER AND ITS SUPPLIERS RELATING TO THE PRODUCT(S), WHETHER IN CONTRACT OR IN TORT OR UNDER ANY OTHER LEGAL THEORY, AND WHETHER ARISING OUT OF WARRANTIES, REPRESENTATIONS, INSTRUCTIONS, INSTALLATIONS OR DEFECTS FROM ANY CAUSE. Seller and its suppliers shall have no obligation as to any Product which has been improperly stored or handled, or which has not been operated or maintained according to Seller or supplier furnished manuals or other written instructions or is operated during the warranty period with other than genuine Seller parts.

11. Returns. No Product may be returned to Seller without providing prompt written notice of that intent and obtaining Seller’s prior written consent. Returned Product must be securely packed by Buyer to reach Seller without damage. Buyer is responsible for the costs of returning the Product without being damaged.

12. Liability Limitation. NEITHER SELLER NOR ITS SUPPLIERS SHALL BE LIABLE, WHETHER IN CONTRACT OR IN TORT OR UNDER ANY OTHER LEGAL THEORY, FOR LOSS OF USE, REVENUE OR PROFIT, OR FOR COST OF CAPITAL OR OF SUBSTITUTE USE OR PERFORMANCE, OR INCREASED COSTS OF OPERATION OR MAINTENANCE OR FOR INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, OR FOR ANY OTHER LOSS OR COST OF SIMILAR TYPE.

The limitation of liability contained in this section shall be effective without regard to Seller’s performance or failure or delay of performance under any other term or condition of these Terms, including those contained in any warranty. In any case where Seller is supplying only design and components and is not responsible for erection of the equipment, all costs related to the assembly and erection of the equipment in the field shall be deemed special, indirect, incidental or consequential and shall in no case be the responsibility of the Seller.

13. Excusable Delays. Seller is not liable or responsible for delay or failure to perform any of Seller’s obligations to make delivery of Product occasioned by (i) any cause beyond its reasonable control, including, but not limited to, a labor dispute, strikes, accidents, industry disturbance, fires, unusually severe weather conditions, earthquakes, embargoes, floods, declared or undeclared war, epidemics, computer malfunctions, civil unrest, riots, delay in transportation, governmental, regulatory or legal action, act of God, or (ii) by acts or omissions of Buyer, including, but not limited to, Buyer’s failure to promptly comply with the terms of payment (“Excusable Delays”). The date of delivery must be extended for a period equal to the time lost by reason of any of the Excusable Delays.

14. Noncancellation. Buyer may not cancel, terminate for convenience, or direct suspension of manufacture, except on mutually acceptable terms.

15. Storage. Any item of Product(s) on which manufacture or delivery is delayed by causes within Buyer’s control, or by causes which affect Buyer’s ability to receive the Product(s) may be placed in storage by Seller for Buyer’s account and risk.

16. Rejection of Goods. All claims for damage in shipment, errors or shortages must be made by the Buyer in writing within a period of two business days after the goods are delivered. Failure to make such claim within the stated period shall constitute an irrevocable acceptance of the goods and an admission that they fully comply with all terms, conditions, and specifications of this Agreement subject to Section 8, hereof.

17. Substitutions and Changes. The Seller reserves the right to make, at no cost to Buyer, such changes in materials or designs as, in Seller’s judgment, contribute to the proper operation and life of the equipment specified. The Seller further reserves the right to make improvements and/or additions to subsequently supplied Product without imposing an obligation upon itself to furnish such modifications, improvements, and/or additions on its previously supplied Product.

18. “Or Equal” Clause. Whenever a material, article or piece of equipment is identified in the specifications or otherwise by reference to brand name, manufacturers’ or vendors’ names, trademarks, catalog numbers, etc., it is intended merely to establish a general quality standard and not to require the use of a particular material, article or piece of equipment. The Seller shall have the option to select material, articles or piece of equipment of other manufacturers and vendors which will perform adequately in accordance with the general quality standard in the opinion of Seller, provided however, that in the event the Buyer prefers a particular brand, material, article or piece of equipment, the brand, material, article or piece of equipment of Buyer’s choice will be used on Buyer’s explicit written request to Seller, and the Agreement price will be adjusted by the difference, if any, in the cost to the Seller.

19. Successors and Assigns. The Terms bind and inure to the benefit of Buyer and Seller and their respective successors and permitted assigns. Seller may assign the Terms to any party it controls, is controlled by or is under common control with and to any purchaser of substantially all its assets or a successor by merger or purchase or stock. The Buyer may not assign any interest in the Terms without Seller’s prior written consent.

20. Modification, Cancellation or Deferment by Company. Orders may be modified or cancelled, and scheduled shipments may be deferred, only upon Seller’s prior written notice and upon confirmation by Seller’s revised acknowledgment upon terms, satisfactory to Seller, which compensate Seller for all damages suffered by reason of such modification, cancellation, or deferment.

21. General. Stenographical and clerical errors subject to correction. Until order is accepted, prices are subject to change without notice. All quotations, unless otherwise stated, are for immediate acceptance. All orders and contracts subject to approval, if given to a salesman or selling agent.

22. Credit. Accounts opened only with firms or individuals on approved credit. Seller reserves the privilege of declining to make deliveries except for cash whenever, for any reason, doubt as to the Buyer’s financial responsibility develops and shall not, in such event, be liable for non-performance of contract in whole or in part.

23. Quantities. All quotations are based on Buyer accepting over-runs or under-runs, not exceeding 10% of quantity ordered, to be paid for or allowed pro rata.

24. Minimum Quantities. If prices are based on minimum quantity, Seller reserves the right to add a service charge to prices quoted for any smaller amounts.

25. Patents. Buyer agrees to properly notify Seller upon any notice to Buyer that parts being manufactured for Buyer infringes any patent. If any such infringement exists, Seller reserves the right to withdraw the quotation. If any claim is made or notice given by any party at any time that the conduct or completion of the work covered in the quotation, or any part thereof, will be or is an infringement of patent rights, Buyer shall and will upon notice, forthwith intervene, render all necessary aide on the premises, and save Seller harmless from and against all loss or damage or expense on account of such claim or notice. Buyer shall, within ten (10) days from receipt of written notice from Seller, furnish bond for the full and faithful performance of this clause.

26. Dies, Tools, Etc. Charges are based on labor and material only; therefore, such charges do not convey the right to remove such dies, tools, etc. from Seller’s plant, but they are maintained in serviceable condition by Seller. In the event of no reorder for a period of three (3) years, Seller reserves the right to scrap such tools and dies. It is understood that all tools, dies, etc. required to produce the product quoted shall remain the property of Seller unless otherwise specifically agreed upon in writing. Tools, dies, etc. owned by Buyer are not insured by Seller against fire or theft while in Buyer’s possession, but Buyer will use every precaution to safeguard them.

27. Buyer’s Material. Quotations covering the fabricating of Buyer’s material are subject to change if material furnished will not machine or fabricate as estimated. When the material is furnished by the Buyer, Seller cannot guaranty to furnish the full amount of the order due to variations encountered in many materials. Seller will consider such under-shipped orders complete and a new order must be ordered for the under-filled balance of the order which may involve a small quantity service charge.

EXHIBIT D

Confidentiality and Noncompetition Agreement

[to be inserted]